Exhibit 10.1

SHARE EXCHANGE AGREEMENT

by and among

CHINA CURRENCY DEVELOPMENT LIMITED,

ACE STRATEGY HOLDINGS LIMITED,

 VELVET ROPE SPECIAL EVENTS, INC.

AND

MANEEJA NOORY

dated as of December 31, 2010

SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT, dated as of December 31, 2010 (this “Agreement”) by and among China Currency Development Limited, a Hong Kong corporation (“China Currency”), ACE Strategy Holdings Limited, a British Virgin Islands corporation (“ACE”), Velvet Rope Special Events, Inc., a Delaware Corporation (“VELV”), and Maneeja Noory.

WHEREAS, ACE owns 100% of the issued and outstanding capital stock of China Currency, such capital stock being hereinafter referred to as the “China Currency Shares”; and

WHEREAS, (i) China Currency and ACE believe it is in their respective best interests for ACE to exchange all of the China Currency Shares for 1,173,000 newly-issued common shares (the “VELV Shares”), $.0001 par value per share, in the capital stock of VELV (“Common Stock”), and 64,445 warrants (the “VELV Warrants”), with each warrant to purchase one share of VELV Common Stock exercisable for three years at a price of $5.11 per share, issued in accordance with Schedule “1”; and (ii) VELV believes it is in its best interest to acquire the China Currency Shares in exchange for the VELV Shares, all upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”); and

WHEREAS, it is the intention of the parties that: (i) VELV shall acquire 100% of the China Currency Shares in exchange solely for the number of VELV Shares set forth herein; (ii) the Share Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and (iii) the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”); and

WHEREAS, immediately prior to the Share Exchange, VELV shall cancel 3,920,000 shares of VELV held by certain VELV stockholders and Maneeja Noory shall forgive all debt owed to her by VELV; and

WHEREAS, immediately prior to the Share Exchange, not more than 4,140,000  shares of Common Stock of VELV shall be issued and outstanding; and

WHEREAS, immediately following the Share Exchange, not more than 1,393,000 shares of Common Stock of VELV shall be issued and outstanding;

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF CHINA CURRENCY SHARES FOR VELV SHARES

Section 1.1      Agreement to Exchange China Currency Shares for VELV Shares.  On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, ACE shall assign, transfer, convey and deliver the China Currency Shares to VELV, and in consideration and exchange therefor VELV shall assign, transfer, convey and deliver the VELV Shares to ACE. At the Closing, the VELV Shares and VELV Warrants to be issued to ACE (or its designees) in exchange for the China Currency Shares shall be issued in accordance with the subscription agreement attached hereto and incorporated into this Agreement as Schedule “2a” (the “Subscription Agreement”) and the warrant agreement attached hereto and incorporated into this agreement as Schedule “2b” (the “Warrant Agreement”), respectively.

Section 1.2      Capitalization at the Closing.  On the Closing Date, immediately before the consummation of the Share Exchange, VELV shall have as authorized capital stock a total of 100,000,000 shares of Common Stock, $.0001 par value per share, of which not more than 4,140,000 shares of Common Stock shall be issued and outstanding, and 5,000,000 shares of Preferred Stock at $.0001 par value per share of which no shares of Preferred Stock shall be issued and outstanding.

Section 1.3      Closing and Actions at Closing.

a.           The closing of the Share Exchange (the "Closing") shall take place at 5:00 p.m. E.S.T. on the day the conditions to closing set forth in Articles V and VI herein have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the "Closing Date"), at the offices of Macdonald Tuskey.

b.           At the Closing: (i) ACE shall deliver to VELV the stock certificates representing one hundred percent (100%) of the China Currency Shares, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank; and (ii) in full consideration and exchange for the China Currency Shares, VELV shall issue and deliver to ACE (or its designees) (A) stock certificates representing all of the VELV Shares in proportion to their respective ownership of the VELV Shares; and (B) warrant certificates representing the VELV Warrants, the whole as set out in Schedule 1 hereto, and in accordance with Schedules 2a and 2b hereto

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF VELV AND MANEEJA NOORY

Each of VELV and Maneeja Noory (where specifically included) hereby, severally and not jointly, represents, warrants and agrees that all of the statements in the following subsections of this Section 2 are true and complete as of the date hereof, and shall, except as contemplated by this Agreement, be true and complete as of the Closing Date as if first made on such date:

Section 2.1      Disclosure Schedules

The disclosure schedules referenced in this Section 2 (the “VELV Disclosure Schedules”) comprise lists of all exceptions to the truth and accuracy in all material respects of, and of all disclosures or descriptions required by, the representations and warranties set forth in this Section 2. For purposes of this Section 2, any statement, facts, representations, or admissions contained in the public filings made by VELV with the United States Securities and Exchange Commission (the “SEC”), are deemed to be included in the VELV Disclosure Schedules and all such information is deemed to be fully disclosed to China Currency and ACE.

Section 2.2      Corporate Organization and Documents

a.           VELV is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by VELV or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing shall not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of VELV;

b.       Copies of the Articles of Incorporation and By-laws of VELV (including all amendments thereto existing as of the date hereof) listed in Schedule “3” hereto (the “VELV Charter Documents”), have been furnished to ACE and to China Currency, and such copies are accurate and complete as of the date hereof.   The minute books of VELV are current as required by law, contain the minutes of all meetings of the Board of Directors and stockholders of VELV from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors and stockholders of VELV.  VELV is not in violation of any of the provisions of the VELV Charter Documents.

Section 2.3      Capitalization of VELV.

a.          On the Closing Date, immediately before the consummation of the Share Exchange, the entire authorized capital stock of VELV shall be 100,000,000  shares of Common Stock, of which not more than 4,140,000  shares of Common Stock shall be issued and outstanding.  Immediately following the Share Exchange, ACE shall own approximately 84.20% of the total combined voting power of all classes of VELV stock entitled to vote on a fully diluted basis.

b.          The issuance of the VELV Shares shall be in accordance with the provisions of this Agreement.  On the Closing Date all of the issued and outstanding shares of Common Stock of VELV Shares and all of the VELV Shares to be issued pursuant to this Agreement shall have been duly authorized and, when issued, shall be validly issued, fully paid and non-assessable, shall have been issued in compliance with all applicable securities laws, and shall have been issued free of preemptive rights of any security holder.   As of the date of this Agreement there are, and as of the Closing Date there shall be, no outstanding or authorized options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire or receive any shares of VELV’s capital stock, nor are there or shall there be any outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to VELV or any Common Stock, or any voting trusts, proxies or other agreements or understandings with respect to the voting of VELV’s capital stock as of the Closing Date, except with respect to the securities to be issued pursuant to this Agreement.  There are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which VELV is a party or by which it is bound with respect to any equity security of any class of VELV.

Section 2.4     Subsidiaries and Equity Investments.  VELV will not, upon the Closing,  directly or indirectly own any capital stock or other securities of, or any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity, including without limitation any Subsidiary of VELV.  For purposes of this Agreement, a “Subsidiary” of a company means any entity in which, at the date of this Agreement, such company or any of its subsidiaries directly or indirectly owns any of the capital stock, equity or similar interests or voting power.

Section 2.5     Authorization and Validity of Agreements.    Each of VELV and Maneeja Noory has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by VELV and Maneeja Noory, and the consummation by VELV of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of VELV and Maneeja Noory, and no other corporate proceedings on the part of VELV are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of VELV and Maneeja Noory, and is enforceable in accordance with its terms.  VELV is under no obligation to notify, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for it  to consummate the transactions contemplated by this Agreement, other than filings that may be required or permitted under states securities laws, the Securities Act of 1933, as amended (the “Securities Act”) and/or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) resulting from the issuance of the VELV Shares.

Section 2.6     No Conflict or Violation.  Neither the execution and delivery of this Agreement by VELV, nor the consummation by VELV of the transactions contemplated hereby shall: (i) violate any provision of the VELV Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which VELV is subject; (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which VELV is a party or by which it is bound, or to which any of its assets is subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of VELV’s assets, including without limitation the VELV Shares.

Section 2.7     Material Agreements.  Except as set forth in the list of material agreements set forth in Schedule “4” (VELV Material Agreements) attached hereto, VELV is not a party to or bound by any contracts, including, but not limited to, any:

a.           employment, advisory or consulting contract;

b.           plan providing for employee benefits of any nature;

c.           lease with respect to any property or equipment;

d.           contract, agreement, understanding or commitment for any future expenditure in excess of $5,000 in the aggregate;

e.           contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, entity or organization;

f.           agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of this Agreement.

Neither Maneeja Noory nor any of its Affiliates is a party to any side agreements relating to the Share Exchange.

Section 2.8     Litigation.  To the best knowledge of VELV or Maneeja Noory there is no action, suit, proceeding or investigation (each an “Action”) pending or, currently threatened against VELV or any of its Subsidiaries or any of their respective Affiliates, that may affect the validity of this Agreement or the right of VELV or Maneeja Noory to enter into this Agreement or to consummate the transactions contemplated hereby.  To the best knowledge of VELV or Maneeja Noory, there is no Action pending or currently threatened against VELV or any of its Subsidiaries or any of their respective Affiliates before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against VELV or any of its Subsidiaries or any of their respective Affiliates.  Neither VELV nor any of its Subsidiaries or any of their respective Affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no Action by VELV or any of its Subsidiaries or any of their respective Affiliates relating to VELV currently pending or which VELV or any of its Subsidiaries or any of their respective Affiliates intends to initiate.

Section 2.9     Compliance with Laws.   VELV, each of its Subsidiaries, and each of their respective Affiliates has been and is in compliance with, and has not received any notice of any violation of any, applicable law, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC, or the applicable securities laws and rules and regulations of any state.  VELV is not an “investment company” as such term is defined by the Investment Company Act of 1940, as amended.

Section 2.10    Financial Statements, SEC Filings, and Material Liabilities.

a.           VELV’s financial statements (the “VELV Financial Statements”) contained in its periodic reports filed with the SEC have been prepared in accordance with generally accepted accounting principles applicable in the United States of America (“U.S. GAAP”) applied on a consistent basis throughout the periods indicated and with each other, except that those of the VELV Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. The VELV Financial Statements fairly present the financial condition and operating results of VELV as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments.  Except as set forth in the VELV Financial Statements, VELV has no material liabilities (contingent or otherwise). VELV is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.  VELV maintains and shall continue to maintain until the Closing a standard system of accounting established and administered in accordance with U.S. GAAP.

b.         (i)       VELV has timely made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act (the “Public Reports”).  Each of the Public Reports has complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the Sarbanes/Oxley Act of 2002 (the “Sarbanes/Oxley Act”) and/or regulations promulgated thereunder.  None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.  To the knowledge of VELV or the VELV Maneeja Noory, there is no event, fact or circumstance that would cause any certification signed by any officer of VELV in connection with any Public Report pursuant to the Sarbanes/Oxley Act to be untrue, inaccurate or incorrect in any respect.  There is no revocation order, suspension order, injunction or other proceeding or law affecting the trading of its Common Stock.   The consummation of the transactions contemplated by this Agreement do not conflict with and shall not result in any violation of any FINRA or OTC Bulletin Board trading requirement or standard applicable to VELV or its common stock.  All of the issued and outstanding shares of VELV’s common stock have been issued in compliance with the Securities Act of 1933 and applicable state securities laws and no stockholder of VELV has any right to rescind or other claim against VELV for failure to comply with the Securities Act of 1933 (the “Securities Act”) or state securities laws.

(ii)      Since the date of the filing of its annual report on Form 10-K for the year ended December 31, 2009, except as specifically disclosed in the Public Reports: (A) there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect (for purposes of this Section 2.10, a “Material Adverse Effect” means any event, occurrence, fact, condition, change or effect that is materially adverse to the business, assets, condition (financial or otherwise), operating results or prospects of VELV); (B) VELV has not incurred any liabilities, contingent or otherwise, other than professional fees, which are accurately disclosed in the Public Reports; (C)  VELV has not declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities; and (D) VELV has not made any loan, advance or capital contribution to or investment in any person or entity.

Section 2.11   Books and Financial Records.  All the accounts, books, registers, ledgers, Board minutes and financial and other material records of whatsoever kind of each of VELV and any Subsidiary of VELV have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of VELV and each such Subsidiary.

Section 2.12   Employee Benefit Plans.  VELV does not have any “Employee Benefit Plan” as defined in the U.S. Employee Retirement Income Security Act of 1974 or similar plans under any applicable laws.

Section 2.13   Absence of Undisclosed Liabilities.  As of the Closing Date, VELV shall have no liabilities of any kind whatsoever except as disclosed in the Financial Statements.  VELV is not a guarantor of any indebtedness of any other person, entity or corporation.

Section 2.14   No Broker Fees.  No brokers, finders or financial advisory fees or commissions shall be payable by or to VELV or Maneeja Noory or any of their respective Affiliates with respect to the transactions contemplated by this Agreement.

Section 2.15   No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by VELV to arise, between VELV and any accountants and/or lawyers formerly or presently employed by VELV.  VELV is current with respect to fees owed to its accountants and lawyers.

Section 2.16   Disclosure.  This Agreement and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of VELV in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.17   Survival.  Each of the representations and warranties set forth in this Article II shall be deemed represented and made by VELV and Maneeja Noory at the Closing as if made at such time and shall survive the Closing for a period terminating twenty-four months after the date of the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF CHINA CURRENCY AND ACE

China Currency and ACE hereby represent, warrant and agree that all of the statements in the following subsections of this Section 3 are true and complete as of the date hereof, and shall, except as contemplated by this Agreement, be true and complete as of the Closing Date as if first made on such date.  The disclosure schedules referenced in this Section 3 (the “China Currency Disclosure Schedules”) comprise lists of all exceptions to the truth and accuracy in all material respects of, and of all disclosures or descriptions required by, the representations and warranties set forth in this Section 3.

Section 3.1     Corporate Organization.   China Currency is organized as a Hong Kong corporation and is validly existing and in good standing under the laws of Hong Kong; and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned to be conducted.  China Currency is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted and to consummate the transactions contemplated under this Agreement, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition or results of operation of China Currency.  Copies of the following organizational documents of China Currency (referred to herein as the " China Currency Charter Documents"): (a) the articles or certificate of incorporation; (b)  the by-laws or code of regulations ; (c) any other document performing a similar function to the documents specified in clauses (a) or (b) adopted or filed in connection with the creation, formation or organization of a Person (as defined elsewhere in this Agreement); and (d) any and all amendments to any of the foregoing.  China Currency is not in violation of any of the provisions of the China Currency Charter Documents.  The minute books or the equivalent of China Currency contain true and accurate records of all meetings and consents in lieu of meetings of its Board of Directors and stockholders ("Corporate Records"), from the time of its organization until the date hereof.  The stock ledgers and other ownership records of the shares of all of China Currency’s common stock (the “China Currency Share Records”) are true, complete and accurate records of the ownership of the shares of such capital stock as of the date thereof and contain all issuances and transfers of such shares since the time of organization of China Currency.  The documents listed in Schedule “5” (China Currency Charter Documents and Records) hereto constitutes a complete and accurate list of all the documents described in this Section 3.1.

Section 3.2    Capitalization of China Currency; Title to the China Currency Shares.  On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, China Currency shall have authorized capital consisting of an unlimited number of common shares, par value HK$1.00 per share, 10,000 shares of which, constituting all of the China Currency Shares, are issued and outstanding and owned of record by ACE.  The China Currency Shares are the sole outstanding shares of common stock of China Currency and there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of common stock or any un-issued or treasury shares of common stock of China Currency.

Section 3.3      Subsidiaries and Equity Investments.

a.           Each Subsidiary and Affiliated company of China Currency is set forth on Schedule “6” hereto (Subsidiaries of China Currency),6.

b.          Except as set forth on Schedule 6 hereto (Subsidiaries of China Currency),China Currency does not, directly or indirectly, own any capital stock or other securities of, or have any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity. For each entity listed thereon, Schedule “6”

sets forth its jurisdiction of organization and the percentage of the outstanding capital stock or other equity interests of such entity that is held by China Currency. Each entity listed on Schedule “6”is duly organized and validly existing and, except as expressly set forth on Schedule “6” , is in good standing under the laws of the jurisdiction of its formation; has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted; and, if applicable, is duly qualified as a foreign entity to do business and, to the extent legally applicable, is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect.

Section 3.4      Authorization and Validity of Agreements.  China Currency has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  ACE has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement constitutes the valid and legally binding obligation of China Currency and ACE and is enforceable in accordance with its terms against each of them.  Neither China Currency nor ACE need give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for it to consummate the transactions contemplated by this Agreement, other than filings that may be required or permitted under state securities laws, the Securities Act and/or the Exchange Act resulting from the transfer and exchange of the China Currency Shares. The execution and delivery of this Agreement by China Currency and ACE, and the consummation by China Currency and by ACE of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of China Currency and ACE, and no other corporate proceedings on the part of China Currency or other actions on the part of ACE are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 3.5     No Conflict or Violation.  Neither the execution and delivery of this Agreement by China Currency or ACE, nor the consummation by China Currency and/or ACE of the transactions contemplated hereby shall: (i) violate any provision of the China Currency Charter Documents, (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which China Currency and/or ACE are subject,  (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which China Currency and/or ACE is/are a party or by which it/they is/are bound, or to which any of its/their/his assets is subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of China Currency’s or any of ACE’ assets, including without limitation the China Currency Shares.

Section 3.6     Compliance with Laws and Other Instruments. Except as would not have a Material Adverse Effect on China Currency, the business and operations of China Currency have been and are being conducted in accordance with all applicable foreign, federal, state and local laws, rules and regulations and all applicable orders, injunctions, decrees, writs, judgments, determinations and awards of all courts and governmental agencies and instrumentalities.  Except as would not have a Material Adverse Effect on China Currency, China Currency is not, and is not alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of the China Currency Charter Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which China Currency is a party or by which any of China Currency’s properties, assets or rights are bound or affected.  To the knowledge of China Currency, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which China Currency is a party are (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof.  China Currency is not subject to any obligation or restriction of any kind or character, nor are there, to the knowledge of China Currency, any event or circumstance relating to China Currency that materially and adversely affects in any way their business, properties, assets or prospects or that would prevent or make burdensome their performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby.  “Material Adverse Effect” means, when used with respect to China Currency, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of China Currency, in each case taken as a whole, or (b) materially impair the ability of China Currency to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which China Currency operates.

Section 3.7      Investment Representations.

a.          The VELV Shares shall be acquired hereunder solely for the account of ACE (or its designee(s)) for investment, and not with a view to the resale or distribution thereof. ACE understands and is able to bear any economic risks associated with acquiring the VELV Shares. ACE has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the VELV Shares.

b.          No offer to enter into this Agreement has been made by VELV to ACE in the United States. ACE or any of their respective Affiliates or any person acting on their behalf or on behalf of any such Affiliate, has engaged or shall engage in any activity undertaken for the purpose of, or that reasonably could be expected to have the effect of, conditioning the markets in the United States for the VELV Shares, including, but not limited to, effecting any sale or short sale of securities, prior to the expiration of any restricted period contained in Regulation S promulgated under the Securities Act (any such activity being defined herein as a “Directed Selling Effort”).  To the best knowledge of ACE this Agreement and the transactions contemplated herein are not part of a plan or scheme to evade the registration provisions of the Securities Act, and the VELV Shares and VELV Warrants are being acquired for investment purposes by ACE (or its designee(s)).  ACE agree that all offers and sales of the VELV Shares from the date hereof and through the expiration of any restricted period set forth in Rule 903 of Regulation S (as the same may be amended from time to time hereafter) shall not be made to U.S. Persons (within the meaning of Regulation S) or for the account or benefit of U.S. Persons and shall otherwise be made in compliance with the provisions of Regulation S and any other applicable provisions of the Securities Act.   Neither ACE, nor any of its representatives or designees has conducted any Directed Selling Effort as that term is used and defined in Rule 902 of Regulation S, and none of them shall engage in any such Directed Selling Effort within the United States through the expiration of any restricted period set forth in Rule 903 of Regulation S.

Section 3.9      Ownership of Shares.  Schedule “7” hereto constitutes a complete and accurate list of each shareholder of China Currency (each a “China Currency Shareholder”), including the number of shares held by each of them immediately prior to the Closing .  Each China Currency Shareholder is both the record and beneficial owner of the China Currency Shares set forth opposite such China Currency Shareholder's name on Schedule “7” hereto. Each China Currency Shareholder is not the record or beneficial owner of any China Currency Shares not indicated in Schedule “7”.  The information set forth on Schedule “7”with respect to each China Currency Shareholder is accurate and complete.   Each China Currency Shareholder has and shall transfer at the Closing, good and marketable title to the China Currency Shares shown as owned of record by such China Currency Shareholder on Schedule “7” to this Agreement, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever (“Liens”).

Section 3.10    Pre-emptive Rights.   At Closing, no China Currency Shareholder shall have any pre-emptive rights or any other rights to acquire any China Currency Shares that have not been waived or exercised.

Section 3.11   Disclosure.  This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of China Currency or ACE in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 3.12    Title to and Condition of Properties.  China Currency owns or holds under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of China Currency as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not have a Material Adverse Effect on China Currency.  The material buildings, plants, machinery and equipment necessary for the conduct of the business of China Currency as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, in each case, taken as a whole, and none of such buildings, plants, machinery or equipment are in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

Section 3.13    Absence of Undisclosed Liabilities.  Schedule “8” (China Currency Financial Statements) hereto sets forth the audited consolidated financial statements (the “China Currency Financial Statements”) of China Currency for the fiscal years ended December 31, 2009 and December 31, 2008.  Except as set forth in the China Currency Financial Statements, China Currency and the China Currency Subsidiaries have no debt, obligation or liability

(whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to China Currency) arising out of any transaction or business entered into, or any act or omission entered into at or prior to the Closing Date , except for those incurred in the usual and ordinary course of business and which do not exceed US$10,000 in the aggregate.  All debts, obligations or liabilities between China Currency and any of its current or former directors and officers shall be cancelled prior to the Closing.  Upon the Closing, China Currency shall have not incurred any liabilities or obligations other than those incurred in the usual and ordinary course of business since December 31, 2009.

Section 3.14    Changes.  China Currency has not, since December 31, 2009:

a.           Conducted its business or entered into any transaction other than in the usual and ordinary course of business, except for this Agreement.

b.           Suffered or experienced any change in, or affecting, their condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of their business, none of which would have a Material Adverse Effect;

c.           Made any loans or advances to any Person;

d.           Created or permitted to exist any Lien on any material property or asset of China Currency, other than (a) Liens for taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and material-men and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Liens that would not have a Material Adverse Effect ;

e.           Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of their capital stock or any other of their securities or any equity security of any class of China Currency, or altered the term of any of their outstanding securities or made any change in their outstanding shares of capital stock or their capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

f.           Declared, set aside, made or paid any dividend or other distribution to any of their stockholders;

g.           Terminated or modified any and all agreements, contracts, arrangements, leases, commitments or otherwise, of China Currency, of the type and nature that is required to be disclosed by reporting issuers with the SEC, including but not limited to any Material China Currency Agreement (as defined below), except for termination upon expiration in accordance with the terms thereof;

h.           Released, waived or cancelled any claims or rights relating to or affecting China Currency in excess of US$10,000 in the aggregate or instituted or settled any Action involving in excess of US$10,000 in the aggregate;

i.            Paid, discharged or satisfied any claim, obligation or liability in excess of US $10,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business;

j.            Created, incurred, assumed or otherwise become liable for any indebtedness in excess of US$10,000 in the aggregate, other than professional fees;

k.           Guaranteed or endorsed in a material amount any obligation or net worth of any Person;

l.            Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

m.          Changed their method of accounting or the accounting principles or practices utilized in the preparation of their financial statements, other than as required by U.S. GAAP;

n.           Except as set forth on Schedule “9”, entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

Section 3.15    Material China Currency Agreement.  Except as set forth in the list of material agreements set forth in Schedule “9” (the “China Currency Material Agreements”) attached hereto, China Currency is not a party to or bound by any contracts, including, but not limited to, any:

a.           employment, advisory or consulting contract;

b.           plan providing for employee benefits of any nature;

c.           lease with respect to any property or equipment;

d.           contract, agreement, understanding or commitment for any future expenditure in excess of $5,000 in the aggregate;

e.           contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, entity or organization;

f.           agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of this Agreement.

China Currency has made available to VELV and Maneeja Noory, prior to the date of this Agreement, true, correct and complete copies of each written Material China Currency Contract, including each amendment, supplement and modification thereto.

a.           No Defaults.  Each Material China Currency Contract is a valid and binding agreement of China Currency and is in full force and effect.  Except as would not have a Material Adverse Effect, China Currency is not in breach or default of any Material China Currency Contract to which they are a party and, to the knowledge of China Currency, no other party to any Material China Currency Contract is in breach or default thereof.  Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material China Currency Contract; or (b) permit China Currency or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material China Currency Contract.  China Currency has not received notice of the pending or threatened cancellation, revocation or termination of any Material China Currency Contract to which it is a party.  There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material China Currency Contract.

Section 3.16    Material Assets.  The financial statements of China Currency reflect the material properties and assets (real and personal) owned or leased by China Currency.

Section 3.17   Litigation; Orders.  There are no Actions (whether U.S. or non-U.S. federal, state, local or foreign) pending or, to the best knowledge of China Currency, threatened against or affecting any of China Currency or any  of China Currency’s properties, assets, business or employees.  To the best knowledge of China Currency, there are no facts that might result in or form the basis for any such Action and China Currency is not subject to any injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal.

Section 3.18   Licenses.  Except as would not have a Material Adverse Effect, China Currency possesses from the appropriate Governmental Authority all licenses, permits, authorizations, approvals, franchises and rights that are necessary for any of China Currency and the China Currency Subsidiaries to engage in their business as currently conducted and to permit China Currency to own and use their properties and assets in the manner in which they currently own and use such properties and assets (collectively the “China Currency Permits”). China Currency has not received notice from any Governmental Authority or other Person that there are lacking any license, permit, authorization, approval, franchise or right necessary for China Currency to engage in its business as currently conducted and to permit China Currency to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets.  Except as would not have a Material Adverse Effect, all China Currency Permits are valid and in full force and effect.  Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that may (with or without notice or lapse of time):  (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any China Currency Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any China Currency Permit.  China Currency has not received notice from any Governmental Authority or any other Person regarding:  (a) any actual, alleged, possible or potential contravention of any China Currency Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any China Currency Permit.  All applications required to have been filed for the renewal of such China Currency Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such China Currency Permits have been duly made on a timely basis with the appropriate Persons.  All China Currency Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

Section 3.19    Interested Party Transactions.  No officer, director or stockholder of any of China Currency or any Affiliate or “associate” (as such term is defined in Rule 405 of the SEC under the Securities Act) of any such Person, have or have had, either directly or indirectly: (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by China Currency, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish China Currency any goods or services; or (2) a beneficial interest in any contract or agreement to which China Currency is a party or by which they may be bound or affected.

Section 3.20    Governmental Inquiries.  China Currency has provided to VELV a copy of each material written inspection report, questionnaire, inquiry, demand or request for information received by China Currency from any Governmental Authority, and China Currency’s response thereto, and each material written statement, report or other document filed by China Currency with any Governmental Authority.

Section 3.21    Intellectual Property.  Except as set forth on the list of intellectual property assets of China Currency attached hereto and incorporated into this Agreement as Schedule “10” (the “China Currency Intellectual Property”), China Currency does not own, use or license any Intellectual Property in their business as presently conducted.  For purposes of this Agreement, “Intellectual Property” means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

Section 3.22    Stock Option Plans; Employee Benefits.

a.           China Currency has no stock option plans providing for the grant by China Currency of stock options to directors, officers or employees.

b.           China Currency has no employee benefit plans or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided China Currency.

c.           Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of China Currency, shall result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from China Currency, (b) any increase in the amount of compensation or benefits payable to any such individual or (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual.  No agreement, arrangement or other contract of China Currency provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of China Currency.

Section 3.23    Environmental and Safety Matters.  Except as would not have a Material Adverse Effect:

a.           China Currency has at all time been and is in compliance with all Environmental Laws (as defined below) applicable to China Currency.

b.           There are no Actions pending or threatened against China Currency alleging the violation of any Environmental Law (as defined below) or Environmental Permit applicable to China Currency or alleging that China Currency is a potentially responsible party for any environmental site contamination.

c.           Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Authority or third Persons under any Law or other requirement relating to the environment, natural resources, or public or employee health and safety (“Environmental Laws”) applicable to China Currency.

Section 3.24   Board Recommendation.  The Board of Directors of China Currency, at a meeting duly called and held, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of ACE and has duly authorized this Agreement and the transactions contemplated by this Agreement.

Section 3.25    Survival.  Each of the representations and warranties set forth in this Article III shall be deemed represented and made by China Currency and ACE at the Closing as if made at such time and shall survive the Closing for a period terminating twenty-four (24) months after the date of the Closing.

Section 3.26   Tax Returns, Payments and Elections.  Each of China Currency, ACE and their respective Subsidiaries have timely filed all Tax (as defined below) returns, statements, reports, declarations and other forms and documents (including, without limitation, estimated tax returns and reports and material information returns and reports) (the “Tax Returns”) required pursuant to applicable law to be filed with any Tax Authority (as defined below).  All such Tax Returns are accurate, complete and correct in all material respects, and each of VELV and its Subsidiaries has timely paid all Taxes due.  Each of China Currency, ACE and its Subsidiaries has withheld or collected from each payment made to each of its employees the amount of all Taxes (including, but not limited to, United States income taxes and other foreign taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax Authority.  For purposes of this Agreement, the following terms have the following meanings:  “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any and all taxes including, without limitation, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any United States, local or foreign governmental authority or regulatory body responsible for the imposition of any such tax (domestic or foreign) (a “Tax Authority”), (ii) any liability for the payment of any amounts of the type described in sub-section (i) as a result of being a member of an Affiliated, consolidated, combined or unitary group for any taxable period or as the result of being a transferee or successor thereof, and (iii) any liability for the payment of any amounts of the type described in subsections (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

ARTICLE IV

COVENANTS

Section 4.1      Certain Changes and Conduct of Business.

a.           From and after the date of this Agreement and until the Closing Date, VELV shall conduct its business solely in the ordinary course consistent with past practices and, in a manner consistent with all representations, warranties or covenants of VELV contained herein.

b.          From and after the date of this Agreement, China Currency and each of its Subsidiaries shall:

  i.         continue to maintain, in all material respects, its properties in accordance with present practices in a condition suitable for its current use;

  ii.        file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against it, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

  iii.       continue to conduct its business in the ordinary course consistent with past practices;

  iv.      keep its books of account, records and files in the ordinary course and in accordance with existing practices; and

  v.       continue to maintain existing business relationships with suppliers.

c.          From and after the date of this Agreement, ACE  shall not sell, transfer, convey, assign or otherwise dispose of, or contract or otherwise agree to sell, transfer, convey, assign or otherwise dispose of any of the China Currency Shares except as provided by this Agreement.

Section 4.2      Access to Properties and Records.  China Currency shall afford to VELV’s accountants, counsel and authorized representatives, and VELV shall afford to China Currency’s accountants, counsel and authorized representatives, full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of such parties’ properties, books, contracts, commitments and records and, during such period, shall furnish promptly to the requesting party all other information concerning the other party's business, properties and personnel as the requesting party may reasonably request, provided that no investigation or receipt of information pursuant to this Section 4.2 shall affect any representation or warranty of or the conditions to the obligations of any party.

Section 4.3     Negotiations.  From and after the date hereof until the earlier of the Closing or the termination of this Agreement, no party to this Agreement, nor any of its officers or directors (subject to such director's fiduciary duties), nor anyone acting on behalf of any party or other persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group concerning any merger, sale of substantial assets, purchase or sale of shares of capital stock or similar transaction involving any party.  A party shall promptly communicate to any other party any inquiries or communications concerning any such transaction which they may receive or of which they may become aware.

Section 4.4     Consents and Approvals.  The parties shall: (i) use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement; and (ii) diligently assist and cooperate with each party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained connection in with such transactions.

Section 4.5     Public Announcement.  Unless otherwise required by applicable law or regulation, the parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

Section 4.6     Registration of Warrants.  Within three months after the Closing, VELV shall cause a registration statement (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission, covering 100% of the common stock underlying the VELV Warrants and shall use its commercially reasonable efforts to cause the Registration Statement to become effective within one hundred twenty (120) days following the date of the filing of the Registration Statement.  VELV shall also use its commercially reasonable efforts to maintain the effectiveness of the Registration Statement for a period of three (3) years from the Closing.

VELV will be deemed not to have used commercially reasonable efforts to cause the Registration Statement to become, or to remain effective during the requisite period if VELV voluntarily takes any action that would (or omits any action the omission of which would) result in either: (i) the Registration Statement not being declared effective; or (ii) the holders of securities covered by a previously effective registration statement being prohibited by applicable law from trading the securities covered thereby.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF CHINA CURRENCY AND ACE

The obligations of China Currency and ACE to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by China Currency and ACE at their sole discretion:

Section 5.1      Representations and Warranties of VELV and Maneeja Noory.   All representations and warranties made by VELV and Maneeja Noory in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if again made by VELV and Maneeja Noory on and as of such date and insofar as any inconsistency or inaccuracy does not or shall not have a VELV Material Adverse Effect, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they shall be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 5.2     Agreements and Covenants. Each of VELV and Maneeja Noory shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by on or prior to the Closing Date.

Section 5.3     Consents and Approvals.  All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4     No Violation of Orders.  No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of VELV shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5      Share and Debt Cancellations. ACE shall have received such documents required for the cancellation of all debt owed to Maneeja Noory and for 3,920,000 common shares held by Maneeja Noory in the capital stock of VELV.

Section 5.6     Other Closing Documents. ACE shall have received such certificates, instruments and documents in confirmation of the representations and warranties of VELV and Maneeja Noory, VELV’s and Maneeja Noory’s performance of their respective obligations hereunder, and/or in furtherance of the transactions contemplated by this Agreement, the whole as ACE and/or their respective counsel may reasonably request.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF VELV

The obligations of VELV to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by VELV in its sole discretion:

Section 6.1      Representations and Warranties of China Currency or ACE.  All representations and warranties made by China Currency and ACE in this Agreement shall be true and correct on and as of the Closing Date as if again made by China Currency or ACE, as applicable, on and as of such date.

Section 6.2     Agreements and Covenants.  Each of China Currency and ACE shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

Section 6.3     Consents and Approvals.  All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4      No Violation of Orders.  No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of China Currency, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5     Other Closing Documents.  VELV shall have received such certificates, financial statements, instruments and documents in confirmation of the representations and warranties of China Currency and ACE, the performance of China Currency and ACE’s respective obligations hereunder and/or in furtherance of the transactions contemplated by this Agreement as VELV or its counsel may reasonably request.

ARTICLE VII

POST-CLOSING AGREEMENTS

Section 7.1      Consistency in Reporting.     Each party hereto agrees that if the characterization of any transaction contemplated in this agreement or any ancillary or collateral transaction is challenged, each party hereto shall testify, affirm and ratify that the characterization contemplated in such agreement was the characterization intended by the party; provided, however, that nothing herein shall be construed as giving rise to any obligation if the reporting position is determined to be incorrect by final decision of a court of competent jurisdiction.

Section 7.2      Form 8-K.    Within four (4) business days of the Closing Date, VELV and China Currency shall have ensured that a Current Report on Form 8-K has been filed with the SEC in respect of the transaction contemplated hereby.

Section 7.3      Forward Share Split.    VELV shall use its commercially reasonable efforts to effect a 5.113636 for 1 forward share split within three (3) months of closing.

Section 7.4      Name Change.     VELV shall use its best commercially reasonable efforts to effect a change in the company’s name to Eastern Security & Protection Services, Inc. within three (3) months of closing.

ARTICLE VIII

TERMINATION AND ABANDONMENT

Section 8.1      Methods of Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

a.           By the mutual written consent of ACE and VELV;

b.           By VELV, on a material breach on the part of China Currency or ACE of any representation, warranty, covenant or agreement set  forth in this Agreement, or if any representation or warranty of China Currency or ACE shall become untrue, in either case such that any of the conditions set forth in Article VII hereof would not be satisfied (a " China Currency Breach"), and such breach, if capable of cure, has not been cured within ten (10) days after receipt by China Currency and ACE of a written notice from VELV setting forth in detail the nature of such China Currency Breach;

c.           By ACE, upon a material breach on the part of VELV of any representation, warranty, covenant or agreement set forth in this Agreement, or, if any representation or warranty of VELV shall become untrue, in either case such that any of the conditions set forth in Article VI hereof would not be satisfied (a "VELV Breach"), and such breach, if capable of cure, has not been cured within ten (10) days after receipt by VELV of a written notice from ACE setting forth in detail the nature of such VELV Breach;

d.           By either VELV or ACE, if the Closing shall not have consummated before ninety (90) days after the date hereof; provided, however, that this Agreement may be extended by written notice of either ACE or VELV if the Closing shall not have been consummated as a result of China Currency or VELV having failed to receive all required regulatory approvals or consents with respect to this transaction or as the result of the entering of an order as described in this Agreement; and further provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before this date; or

e.           By either ACE or VELV if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use its best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement.

Section 8.2     Procedure Upon Termination.  In the event of termination and abandonment of this Agreement pursuant to Section 8.1, written notice thereof shall forthwith be given by the terminating parties to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action.  If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement; provided, however, that no termination of this Agreement pursuant to this Article VIII shall relieve any party of liability for a breach of any provision of this Agreement occurring before such termination.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1     Survival of Provisions.  The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire on the first day of the twenty-four (24) month anniversary of the Closing Date (the “Survival Period”), subject to Sections 2.18 and 3.25.  In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

Section 9.2      Indemnification.

a.           Indemnification Obligations in favor of the Executive Officers, Directors, Employees and Controlling Stockholders of VELV.  Notwithstanding the limitation set forth in Section 9.1 and subject to the limitation set forth in this Section 9.2, from and after the Closing Date until the expiration of the twenty-four-month anniversary of the Closing Date, China Currency and ACE shall reimburse and hold harmless the VELV’s executive officers, directors, employees in office immediately prior to the Closing and Maneeja Noory (each such person and his heirs, executors, administrators, agents, successors and assigns is referred to herein as a “VELV Indemnified Party”) against and in respect of any and all damages, losses, settlement payments, in respect of deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by any VELV Indemnified Party, and any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any VELV Indemnified Party, which arises or results from a third-party claim brought against a VELV Indemnified Party to the extent based on (i) a breach of the representations and warranties with respect to the business, operations or assets of China Currency, (ii) the actions or omissions of any officer, director, shareholder, employee, or agent of China Currency after the Closing, or (iii) any actions or omissions or any VELV Indemnified Party taken in furtherance of the transactions contemplated by this Agreement.

Section 9.3     Publicity.  No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. including but not limited to any requirements under the Securities Exchange Act of 1934.  If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 9.4     Successors and Assigns.  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.5     Fees and Expenses.  Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 9.6     Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

If to China Currency or ACE, to:

Liaoning Huaxun Security Operation Service Co., Ltd.
68 Harbin Road, Shenyang, Liaoning, China, 110002
Tel:  86-24-2252-2550
Fax:  86-24-2253-1447

with copies to:

W.L. Macdonald Law Corporation
1210 - 777 Hornby Street, Vancouver, BC
Canada, V6Z 1S4
Tel:  604-689-1022
Fax:  604-681-4760

If to VELV or Maneeja Noory, to:

264 S. La Cienega Blvd, Suite 700
Beverly Hills, CA
USA 90211
Tel: 818- 469-2193

with copies, which shall not constitute notice, to:

W.L. Macdonald Law Corporation
1210 - 777 Hornby Street, Vancouver BC
Canada, V6Z 1S4
Tel:  604-689-1022
Fax:  604-681-4760

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.6 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 9.6.

Section 9.7     Entire Agreement.  This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith.  This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement.  No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.8     Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.9     Titles and Headings.  The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.10   Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 9.11   Convenience of Forum; Consent to Jurisdiction.  The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of New York located in County of New York, and/or the United States District Court for the Southern District of New York, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 9.5.

Section 9.12   Enforcement of the Agreement.  The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.13    Governing Law.  This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

Section 9.14   Amendments and Waivers.  Except or otherwise provided herein, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 9.15     Definitions.    In this Agreement, the following terms shall have the following meaning unless the context indicates otherwise:

a.           “Person” means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, and agencies and political subdivisions thereof;

b.           “Affiliate” of, or Person “Affiliated” with, a specified Person, is a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or us under common control with, the Person specified.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CHINA CURRENCY DEVELOPMENT LIMITED:

By:     /s/ Rui Tan
           Mr. Rui Tan

ACE STRATEGY HOLDINGS LIMITED:

By:     /s/ Rui Tan
           Mr. Rui Tan

VELVET ROPE SPECIAL EVENTS, INC.

By:     /s/ Edmund Forister   +
           Mr. Edmund Forister, President

MANEEJA NOORY

/s/ Maneeja Noory

SCHEDULE 1

VELV Share Issuances

Name	Address	Identification Number	Total Number of Pubco Shares to be issued by Pubco on Closing
Rui Tan	68 Harbin Road, Shenyang, Liaoning, People’s Republic of China, 110002	210105196701193719	577,875*
Tieyu Wang		210102195402225318	92,460*
Donghong Yang		210103196010030336	73,968*
Xiaofeng Cheng		210102196506185714	69,345
Xin Tian		210102196309096632	36,984
Yuda Li		210103196109271519	36,984
Cheng Ma		210106195612064351	36,984
Feng Zhang		210102196509114110	31,740
Xin Hu		210103196110213317	31,740
Wei Li		210104196608100913	33,120
Qiang Zhang		210503196809240635	27,600
Dongsheng Yang		640202195601231513	27,600
Zhenfeng Wang		210102198211175315	27,600
Jiang Zhu		62292319861116001X	34,500
Hui Jiang		622923196006180128	34,500
TOTAL			1,173,000

VELV Warrant Issuances

Name	Address	Total Number of Pubco Warrants to be issued by Pubco on Closing	Securities Underlying Each Warrant	Vesting Date	Expiration Date	Exercise Price
Red Strike One Investment Management, Inc	12th Floor, 11 Duddell Street, Central, Hong Kong	68,445	One (1) Common Pubco Share	Upon Issuance	Upon the fourth anniversary of the Issuance	USD$5.11

	Total Shares Underlying Warrants:		68,445

SCHEDULE 2a

Subscription Agreement

THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

PRIVATE PLACEMENT SUBSCRIPTION
FOR NON U.S. SUBSCRIBERS

VELVET ROPE SPECIAL EVENTS, INC.
(the "Company")

PRIVATE PLACEMENT

INSTRUCTIONS TO SUBSCRIBER:

1.	COMPLETE the information on page 2 of this Subscription Agreement.

2.	FAX a copy of page 2 of this Subscription Agreement to Macdonald Tuskey, attention William L. Macdonald at (604) 681-4760.

3.	COURIER the originally executed copy of the entire Subscription Agreement to Macdonald Tuskey, counsel to the Company, to

Macdonald Tuskey, Corporate and Securities Lawyers
1210 – 777 Hornby Street
Vancouver, BC, Canada   V6Z 1S4
Attention: William Macdonald

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

VELVET ROPE SPECIAL EVENTS, INC.

Subject and pursuant to the attached "Terms and Conditions" of this Subscription Agreement, including all schedules and appendices attached hereto, the Subscriber hereby irrevocably subscribes for, and on the Closing Date, will purchase from the Company, the following securities at the following price:

1,173,000 Shares
In Consideration of 10,000 Common Shares in the Capital Stock of China Currency Development Limited, a Hong Kong Company, paid to the Company by ACE Strategy Holding Limited.
The subscriber owns, directly or indirectly, the following securities of the Company:

[Check if applicable] The Subscriber ☑is an affiliate of the Company

The Subscriber directs the Company to issue, register and deliver the certificates representing the Shares as follows:

REGISTRATION INSTRUCTIONS: (all information below is required)	DELIVERY INSTRUCTIONS:
Name to appear on certificate SIN/SSN/Tax ID No. Address of Subscriber	Name and account reference, if applicable Contact name Address Telephone number

EXECUTED by the Subscriber this 31st day of December, 2010. By executing this Agreement, the Subscriber certifies that the Subscriber and any beneficial purchaser for whom the Subscriber is acting is resident in the jurisdiction shown as the "Address of the Subscriber". The address of the Subscriber will be accepted by the Company as a representative as to the address of residency for the Subscriber.

WITNESS:	EXECUTION BY SUBSCRIBER:
Signature of witness Name of witness Address of witness

X _________________________________________________________________________
Signature of individual (if Subscriber is an individual)

X _________________________________________________________________________
Authorized signatory (if Subscriber is not an individual)

Name of Subscriber (please print)

Name of authorized signatory (please print)

ACCEPTED this _______ day of, 2010. VELVET ROPE SPECIAL EVENTS, INC. Per: Authorized signatory	Address of Subscriber (residence) Telephone number and e-mail address

By signing this acceptance, the Company agrees to be bound by all representations, warranties, covenants and agreements on pages 3-11 hereof.

THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

PRIVATE PLACEMENT SUBSCRIPTION
(Non U.S. Subscribers Only)

TO:	Velvet Rope Special Events, Inc. (the "Company")

Purchase of Shares

1.                        SUBSCRIPTION

1.1                      The undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase the number of shares of the Company's common stock (the "Shares " or "Securities") as set out on page 2 of this Subscription Agreement in consideration of  10,000 common shares in the capital stock of China Currency Development Limited, a Hong Kong Company. (such subscription and agreement to purchase being the "Subscription"), for the total consideration as set out on page 2 of this Subscription Agreement (the "Subscription Proceeds"), which Subscription Proceeds are tendered herewith, on the basis of the representations and warranties and subject to the terms and conditions set forth herein.

1.2                      The Company hereby agrees to sell, on the basis of the representations and warranties and subject to the terms and conditions set forth herein, to the Subscriber the Shares.  Subject to the terms hereof, the Subscription Agreement will be effective upon its acceptance by the Company.

1.3                      Unless otherwise provided, all dollar amounts referred to in this Subscription Agreement are in lawful money of the United States of America.

2.                        PAYMENT

2.1                      The Subscription Proceeds must accompany this Subscription Agreement and shall be delievered to the Company in accordance with the Share Exchange Agreement dated December 31, 2010 among China Currency Development Limited, Ace Strategy Holdings Limited, Velvet Rope Special Events, Inc. and Maneeja Noory.  If the Subscription Proceeds are delivered to the Company's lawyers, those lawyers are authorized to immediately deliver the Subscription Proceeds to the Company without further authorization from the Subscriber.

2.2                      The Subscriber acknowledges and agrees that this Subscription Agreement and any other documents delivered in connection herewith will be held by the Company's lawyers on behalf of the Company.  In the event that this Subscription Agreement is not accepted by the Company for whatever reason within 60 days of the delivery of an executed Subscription Agreement by the Subscriber, this Subscription Agreement, the Subscription Proceeds and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber as set forth in this Subscription Agreement without interest or deduction.

3.                        QUESTIONNAIRES AND UNDERTAKINGS AND DIRECTIONS

3.1                      The Subscriber must complete, sign and return to the Company one (1) executed copy of this Subscription Agreement.

3.2                      The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, the OTC Bulletin Board, stock exchanges and applicable law.

4.                        CLOSING

4.1                      Closing of the purchase and sale of the Shares shall occur on such date as may be determined by the Company in its sole discretion (the "Closing Date").  The Subscriber acknowledges that Shares may be issued to other subscribers under this offering (the "Offering") before or after the Closing Date.  The Company, may, at its discretion, elect to close the Offering in one or more closings, in which event the Company may agree with one or more subscribers (including the Subscriber hereunder) to complete delivery of the Shares and the Securities to such subscriber(s) against payment therefore at any time on or prior to the Closing Date.

4.2                      The Subscriber will deliver to the Company the Subscription Agreement and all applicable schedules and required forms, duly executed, and payment in full for the total price of the Securities to be purchased by the Purchaser.

5.                        ACKNOWLEDGEMENTS OF SUBSCRIBER

5.1                      The Subscriber acknowledges and agrees that:

(a)
none of the Securities have been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities or "blue sky" laws of any state of the United States, and are being offered only in a transaction not involving any public offering within the meaning of the 1933 Act, and, unless so registered, may not be offered or sold in the United States or to U.S. Persons (as defined herein), except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and in each case only in accordance with applicable state and provincial securities laws;

(b)
the Company will refuse to register any transfer of any of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(c)
the decision to execute this Subscription Agreement and purchase the Shares agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company and such decision is based solely upon a review of publicly available information regarding the Company available on the website of the United States Securities and Exchange Commission (the "SEC") available at www.sec.gov;

(d)
the Subscriber and the Subscriber's advisor(s) have had a reasonable opportunity to review the Company Information and to ask questions of and receive answers from the Company regarding the Offering, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Company Information, or any other document provided to the Subscriber;

(e)
the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business and that all documents, records and books pertaining to this Offering have been made available for inspection by the Subscriber, the Subscriber's attorney and/or advisor(s);

(f)	by execution hereof the Subscriber has waived the need for the Company to communicate its acceptance of the purchase of the Shares pursuant to this Subscription Agreement;

(g)
the Company is entitled to rely on the representations and warranties and the statements and answers of the Subscriber contained in this Subscription Agreement and the Subscriber will hold harmless the Company from any loss or damage it may suffer as a result of the Subscriber's failure to correctly complete this Subscription Agreement;

(h)
the Subscriber will indemnify and hold harmless the Company and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any acknowledgment, representation or warranty of the Subscriber contained herein, or in any other document furnished by the Subscriber to the Company in connection herewith, being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

(i)
the issuance and sale of the Shares to the Subscriber will not be completed if it would be unlawful or if, in the discretion of the Company acting reasonably, it is not in the best interests of the Company;

(j)
the Subscriber has been advised to consult the Subscriber's own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to the applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Securities hereunder, and

(ii)	applicable resale restrictions;

(k)
the Subscriber has not acquired the Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of any of the Shares or the pursuant to registration of any of the Shares pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(l)
the Subscriber is outside the United States when receiving and executing this Subscription Agreement and is acquiring the Shares as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Shares;

(m)
none of the Securities may be offered or sold to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the expiration of a period of one year after the date of original issuance of the Securities;

(n)
the statutory and regulatory basis for the exemption claimed for the offer and sale of the Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act;

(o)
none of the Securities are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Subscriber that any of the Securities will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the shares of the Company's common stock on the OTC Bulletin Board;

(p)	neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of any of the Securities;

(q)	no documents in connection with this Offering have been reviewed by the SEC or any state securities administrators;

(r)	there is no government or other insurance covering any of the Securities; and

(s)
this Subscription Agreement is not enforceable by the Subscriber unless it has been accepted by the Company, and the Subscriber acknowledges and agrees that the Company reserves the right to reject any subscription for any reason.

6.                        REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSCRIBER

6.1                      The Subscriber hereby represents and Securities to and covenants with the Company (which representations, warranties and covenants shall survive the Closing Date) that:

(a)	the Subscriber is not a U.S. Person (as defined herein);

(b)	the Subscriber is not acquiring the Shares for the account or benefit of, directly or indirectly, any U.S. Person (as defined herein);

(c)	the Subscriber is resident in the jurisdiction set out on page 2 of this Subscription Agreement;

(d)	the Subscriber:

(i)
is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the Subscriber is resident (the "International Jurisdiction") which would apply to the acquisition of the Shares,

(ii)
is purchasing the Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the Subscriber is permitted to purchase the Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions,

(iii)
acknowledges that the applicable securities laws of the authorities in the International Jurisdiction do not require the Company to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of any of the Securities, and

(iv)	represents and Securities that the acquisition of the Shares by the Subscriber does not trigger:

A.	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction, or

B.	any continuous disclosure reporting obligation of the Company in the International Jurisdiction, and

the Subscriber will, if requested by the Company, deliver to the Company a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii) and (iv) above to the satisfaction of the Company, acting reasonably;

(e)
the Subscriber is acquiring the Shares as principal for investment only and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons (as defined herein);

(f)	the Subscriber is outside the United States when receiving and executing this Subscription Agreement;

(g)
the Subscriber understands and agrees not to engage in any hedging transactions involving any of the Securities unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable state securities laws;

(h)
the Subscriber acknowledges that it has not acquired the Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of any of the Shares pursuant to registration of any of the Shares pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(i)
the Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Subscriber;

(j)
the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the constating documents of, the Subscriber, or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(k)	the Subscriber has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

(l)	the Subscriber has received and carefully read this Subscription Agreement;

(m)
the Subscriber (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Securities for an indefinite period of time, and can afford the complete loss of such investment;

(n)	the Subscriber has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Securities and the Company;

(o)
the Subscriber understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations, warranties, covenants and agreements contained in this Subscription Agreement, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Subscriber shall promptly notify the Company;

(p)	the Subscriber is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the investment;

(q)
the Subscriber is purchasing the Shares for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest is such Shares, and the Subscriber has not subdivided his interest in the Shares with any other person;

(r)
the Subscriber is not an underwriter of, or dealer in, the shares of the Company's common stock, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares;

(s)
the Subscriber has made an independent examination and investigation of an investment in the Securities and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in anyway whatsoever for the Subscriber's decision to invest in the Securities and the Company;

(t)
if the Subscriber is acquiring the Shares as a fiduciary or agent for one or more investor accounts, the Subscriber has sole investment discretion with respect to each such account, and the Subscriber has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account;

(u)
the Subscriber is not aware of any advertisement of any of the Shares and is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(v)	no person has made to the Subscriber any written or oral representations:

(i)	that any person will resell or repurchase any of the Securities,

(ii)	that any person will refund the purchase price of any of the Securities,

(iii)	as to the future price or value of any of the Securities, or

(iv)
that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Securities of the Company on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the shares of the Company's common stock on the OTC Bulletin Board.

6.2                      In this Subscription Agreement, the term "U.S. Person" shall have the meaning ascribed thereto in Regulation S promulgated under the 1933 Act and for the purpose of the Subscription Agreement includes any person in the United States.

7.                        ACKNOWLEDGEMENT AND WAIVER

7.1                      The Subscriber has acknowledged that the decision to purchase the Shares was solely made on the Company Information.  The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of any of the Shares.

8.                        REPRESENTATIONS AND WARRANTIES WILL BE RELIED UPON BY THE COMPANY

8.1                      The Subscriber acknowledges that the acknowledgements, representations and warranties contained herein are made by it with the intention that they may be relied upon by the Company and its legal counsel in determining the Subscriber's eligibility to purchase the Shares under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Shares under applicable securities legislation.  The Subscriber further agrees that by accepting delivery of the certificates representing the Shares, it will be representing and warranting that the acknowledgements representations and warranties contained herein are true and correct as of the date hereof and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Shares.

9.                        RESALE RESTRICTIONS

9.1                      The Subscriber acknowledges that any resale of the Securities will be subject to resale restrictions contained in the securities legislation applicable to the Subscriber or proposed transferee.  The Subscriber acknowledges that none of the Securities have been registered under the 1933 Act or the securities laws of any state of the United States.  None of the Securities may be offered or sold in the United States unless registered in accordance with federal securities laws and all applicable state securities laws or exemptions from such registration requirements are available.

10.                      LEGENDING AND REGISTRATION OF SUBJECT SECURITIES

10.1                    The Subscriber hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Shares, will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

10.2                    The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

11.                      NOTICES TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

11.1                    In relation to each member state of the European Economic Area (the "EEA") which has implemented Directive 2003/71/EC (the "Prospectus Directive") (each, a "Relevant Member State"), Shares may only be offered or sold in the Relevant Member State under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Shares shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

12.                      COSTS

12.1                    The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber.

13.                      GOVERNING LAW

13.1                    This Subscription Agreement is governed by the laws of the State of New York.  The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorns to the exclusive jurisdiction of the Courts of the State of New York.

14.                      SURVIVAL

14.1                    This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Shares by the Subscriber pursuant hereto.

15.                      ASSIGNMENT

15.1                    This Subscription Agreement is not transferable or assignable.

16.                      SEVERABILITY

16.1                    The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

17.                      ENTIRE AGREEMENT

17.1                    Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

18.                      NOTICES

18.1                    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Subscriber shall be directed to the address on page 2 and notices to the Company shall be directed to it at the first page of this Subscription Agreement.

19.                      COUNTERPARTS AND ELECTRONIC MEANS

19.1                    This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.  Delivery of an executed copy of this Subscription Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Subscription Agreement as of the date hereinafter set forth.

SCHEDULE 2b

Warrant Agreement

Exhibit 10.7

Warrant

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS") AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF COUNSEL OR SUBMISSION TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL TO THE COMPANY, IN EACH SUCH CASE, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS.

WARRANT TO PURCHASE 68,445 shares of common stock at an Exercise Price of $5.11

VELVET ROPE SPECIAL EVENTS, INC.
(a Delaware Corporation)
Not Transferable or Exercisable Except upon Conditions Herein Specified Void after 5:00 P.M.,
This Warrant may be exercised in whole or in part at any time prior to 5:00 o'clock P.M.,
Eastern Standard Time, on December 30, 2013 for $5.11 per share.

Velvet Rope Special Events, Inc., a Delaware corporation (the "Company") hereby certifies that, Red Strike One Investment Management, Inc., as the registered holder hereof (the "Holder"), for value received, is entitled to purchase from the Company the number of fully paid and non-assessable shares of Common Stock of the Company (the "Shares"), stated above at the purchase price of $5.11 per Share (the "Exercise Price") (the number of Shares and Exercise Price being subject to adjustment as hereinafter provided) upon the terms and conditions herein provided.

1. Exercise of Warrants.

(a) Subject to subsection (b and c) of this Section 1 and Section 11 below, upon presentation and surrender of this Warrant Certificate, with the attached Purchase Form duly executed, at the office of the Company’s solicitor at W.L. Macdonald Law Corporation, 1210 - 777 Hornby Street, Vancouver, BC, Canada, V6Z 1S4 or at such other place as the Company may designate by notice to the Holder hereof, together with a certified or bank cashier's check payable to the order of the Company in the amount of the Exercise Price times the number of Shares being purchased, the Company shall deliver to the Holder hereof, as promptly as practicable, certificates representing the Shares being purchased. This Warrant may be exercised in whole or in part; and, in case of exercise hereof in part only, the Company, upon surrender hereof, will deliver to the Holder a new Warrant Certificate or Warrant Certificates of like tenor entitling the Holder to purchase the number of Shares as to which this Warrant has not been exercised.

(b)  This Warrant may be exercised in whole or in part at any time prior to 5:00 o'clock P.M., Eastern Standard Time, December 31, 2013 for $5.11 per share.

2. Exchange and Transfer of Warrant. This Warrant (a) at any time prior to the exercise hereof, upon presentation and surrender to the Company, may be exchanged, alone or with other Warrants of like tenor registered in the name of the Holder, for another Warrant or other Warrants of like tenor in the name of such Holder exercisable for the same aggregate number of Shares as the Warrant or Warrants surrendered, (b) may not be sold, transferred, hypothecated, or assigned, in whole or in part, without the prior written consent of the Company, which shall not be unreasonably withheld.

3. Rights and Obligations of Warrant Holder.

(a) The Holder of this Warrant Certificate shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, in the event that any certificate representing the Shares is issued to the Holder hereof upon exercise of this Warrant, such Holder shall, for all purposes, be deemed to have become the holder of record of such Shares on the date on which this Warrant Certificate, together with a duly executed Purchase Form, was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such Share certificate. The rights of the Holder of this Warrant are limited to those expressed herein and the Holder of this Warrant, by its acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant Certificate, including, without limitation, all the obligations imposed upon the Holder hereof by Sections 2 and 5 hereof. In addition, the Holder of this Warrant Certificate, by accepting the same, agrees that the Company may deem and treat the person in whose name this Warrant Certificate is registered on the books of the Company maintained for such purpose as the absolute, true and lawful owner for all purposes whatsoever, notwithstanding any notation of ownership or other writing thereon, and the Company shall not be affected by any notice to the contrary.

(b) No Holder of this Warrant Certificate, as such, shall be entitled to vote or receive distributions or to be deemed the holder of Shares for any purpose, nor shall anything contained in this Warrant Certificate be construed to confer upon any Holder of this Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any action by the Company, whether upon any recapitalization, issue of stock, reclassification of stock, merger, conveyance or otherwise, receive notice of meetings or other action affecting stockholders (except for notices provided for herein), receive distributions, subscription rights, or otherwise, until this Warrant shall have been exercised and the Shares purchasable upon the exercise thereof shall have become deliverable as provided herein; provided, however, that any such exercise on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for those Shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open, and the Warrant surrendered shall not be deemed to have been exercised, in whole or in part as the case may be, until the next succeeding day on which stock transfer books are open for the purpose of determining entitlement to distributions on the Company's common stock.

4. Shares Underlying Warrants. The Company covenants and agrees that all Shares delivered upon exercise of this Warrant shall, upon delivery and payment therefor, be duly and validly authorized and issued, fully-paid and non-assessable, and free from all stamp taxes, liens, and charges with respect to the purchase thereof.  In addition, the Company agrees at all times to reserve and keep available an authorized number of Shares sufficient to permit the exercise in full of this Warrant.

5. Disposition of Warrants or Shares.

(a) The holder of this Warrant Certificate and any transferee hereof or of the Shares issuable upon the exercise of the Warrant Certificate, by their acceptance hereof, hereby understand and agree that the Warrant, and the Shares issuable upon the exercise hereof, have not been registered under either the Securities Act of 1933 (the "Act") or applicable state securities laws (the "State Acts") and shall not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) except upon the issuance to the Company of a favorable opinion of counsel or submission to the Company of such evidence as may be satisfactory to counsel to the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act and the State Acts. It shall be a condition to the transfer of this Warrant that any transferee thereof deliver to the Company its written agreement to accept and be bound by all of the terms and conditions of this Warrant Certificate.  It is the Company`s intention to register the underlying shares of the warrants on a best efforts basis.

(b) Until there is an effective registration statement filed with the U.S. Securities and Exchange Commission for the Common Stock underlying the Warrant, the stock certificates of the Company that will evidence the shares of Common Stock with respect to which this Warrant may be exercisable will be imprinted with conspicuous legend in substantially the following form:

"The securities represented by this certificate have not been registered under either the Securities Act of 1933 (the "Act") or applicable state securities laws (the "State Acts") and shall not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the Company of a favorable opinion of its counsel or submission to the company of such other evidence as may be satisfactory to counsel of the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act and the State Acts."

The Company has agreed to register the Common Stock with respect to which this Warrant may be exercisable for distribution in accordance with the provisions of the Act pursuant to a registration statement to be filed with the U.S. Securities and Exchange Commission on or before March 31, 2011.

6. Adjustments. The number of Shares purchasable upon the exercise of each Warrant is subject to adjustment from time to time upon the occurrence of any of the events enumerated below.

(a) In case the Company shall: (i) pay a dividend in Shares, (ii) subdivide its outstanding Shares into a greater number of Shares, (iii) combine its outstanding Shares into a smaller number of Shares, or (iv) issue, by reclassification of its Shares, any shares of its capital stock, the amount of Shares purchasable upon the exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive upon exercise of the Warrant that number of Shares which such Holder would have owned or would have been entitled to receive after the happening of such event had such Holder exercised the Warrant immediately prior to the record date, in the case of such dividend, or the effective date, in the case of any such subdivision, combination or reclassification. An adjustment made pursuant to this subsection (a) shall be made whenever any of such events shall occur, but shall become effective retroactively after such record date or such effective date, as the case may be, as to Warrants exercised between such record date or effective date and the date of happening of any such event.

(b) No adjustment shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Shares purchasable hereunder; provided, however, that any adjustments which by reason of this subsection (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made to the nearest one-hundredth of a Share.

(c) No adjustment shall be made in any of the following cases:

(i) Upon the grant or exercise of stock options now or hereafter granted, or under any employee stock option or stock purchase plan now or hereafter authorized, to the extent that the aggregate of the number of Shares which may be purchased under such options and the number of Shares issued under such employee stock purchase plan is less than or equal to 10% of the number of Shares outstanding on January 1 of the year of the grant or exercise;

(ii) Shares issued upon the conversion of any of the Company's convertible or exchangeable securities;

(iii) Shares issued in connection with the acquisition by the Company or by any subsidiary of the Company of 80% or more of the assets of another corporation or entity, and Shares issued in connection with the acquisition by the Company or by any subsidiary of the Company of 80% or more of the voting shares of another corporation (including Shares issued in connection with such acquisition of voting shares of such other corporation subsequent to the acquisition of an aggregate of 80% of such voting shares), Shares issued in a merger of the Company or a subsidiary of the Company with another corporation in which the Company or the Company's subsidiary is the surviving corporation, and Shares issued upon the conversion of other securities issued in connection with any such acquisition or in any such merger; and

(iv) Shares issued pursuant to this Warrant and pursuant to all stock options and warrants outstanding on the date hereof.

(d) Notice to Warrant Holders of Adjustment. Whenever the number of Shares purchasable hereunder is adjusted as herein provided, the Company shall cause to be mailed to the Holder in accordance with the provisions of this Section 6 a notice (i) stating that the number of Shares purchasable upon exercise of this Warrant have been adjusted, (ii) setting forth the adjusted number of Shares purchasable upon the exercise of a Warrant, and (iii) showing in reasonable detail the computations and the facts, including the amount of consideration received or deemed to have been received by the Company, upon which such adjustments are based.

7. Fractional Shares. The Company shall not be required to issue any fraction of a Share upon the exercise of Warrants. If more than one Warrant shall be surrendered for exercise at one time by the same Holder, the number of full Shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Shares with respect to which this Warrant is exercised. If any fractional interest in a Share shall be deliverable upon the exercise of this Warrant, the Company shall make an adjustment therefor in cash equal to such fraction multiplied by the Current Market Price of the Shares on the business day next preceding the day of exercise.

8. Loss or Destruction. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant Certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement or bond satisfactory in form, substance and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor.

9. Survival. The various rights and obligations of the Holder hereof as set forth herein shall survive the exercise of the Warrants represented hereby and the surrender of this Warrant Certificate.

10. Notices. Whenever any notice, payment of any purchase price, or other communication is required to be given or delivered under the terms of this Warrant, it shall be in writing and delivered by hand delivery or United States registered or certified mail, return receipt requested, postage prepaid, and will be deemed to have been given or delivered on the date such notice, purchase price or other communication is so delivered or posted, as the case may be; and, if to the Company, it will be addressed to the address specified in Section 1 hereof, and if to the Holder, it will be addressed to the registered Holder at its, his or her address as it appears on the books of the Company.

VELVET ROPE SPECIAL EVENTS, INC.

By:     /s/ Edmund Forister
_______________________
Edmund Forister, President

Dated: December 31, 2010

EXHIBIT A
CASH EXERCISE FORM

DATE:

TO:          VELVET ROPE SPECIAL EVENTS, INC.

The undersigned hereby irrevocably elects to exercise the attached Warrant Certificate to the extent of ______________ shares of the Common Stock, of Velvet Rope Special Events, Inc. and hereby makes payment of $____________ ($5.11 x # OF WARRANTS EXERCISED) in accordance with the provisions of Section 1 of the Warrant Certificate in payment of the purchase price thereof.

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name: RED STRIKE ONE INVESTMENT MANAGEMENT, INC.

(Please typewrite or print in block letters)

12th Floor, 11 Duddell Street
Central, Hong Kong

By: _________________________
Signature of Record Holder

SCHEDULE 3

VELV Charter Documents

See attached

SCHEDULE 4

VELV Material Agreements

See Attached

SCHEDULE 5

China Currency Charter Documents

See Attached

SCHEDULE 6

Subsidiaries of China Currency

Name of Subsidiary	Jurisdiction of Organization	Ownership
Liaoning Huaxun Security Operation Service Co., Ltd.	People’s Republic of China	100%
Shenyang Huaxun Jiuding Venture Technology Co., Ltd.	People’s Republic of China	100%(*)

(*) Indicates shares owned by Liaoning Huaxun Security Operation Service Co., Ltd.

SCHEDULE 7

China Currency Stockholders

Name	Address	Number of China Currency Shares held before Closing	Total Number of China Currency Shares held after closing
Ace Strategy Holdings Limited	68 Harbin Road, Shenyang, Liaoning, People’s Republic of China, 110002	23,306,746	0

	Total shares:	23,306,746	0

SCHEDULE 8

China Currency Financial Statements

See Attached

SCHEDULE 9

China Currency Material Agreements

See Attached

SCHEDULE 10

China Currency Intellectual Property

None